EXHIBIT 23.1
            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-18873 of Florida Rock Industries, Inc. on Form S-8 of our reports dated November 11, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2003.

/s/  DELOITTE & TOUCHE LLP


Jacksonville, Florida
January 21, 2004

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